Exhibit 99.1
EasyLink Services International Corporation Announces Financial Results
for Fourth Quarter and Fiscal Year 2008
Company to Host Fourth Quarter and Fiscal Year End 2008 Results Conference Call on
October 21, 2008, at 10:00AM EDT
NORCROSS, GA — October 14, 2008 — EasyLink Services International Corporation (“EasyLink” or “Company”) (NasdaqCM: ESIC, www.easylink.com), a global provider of comprehensive messaging services and e-commerce solutions, reports its financial results for the fourth quarter and fiscal year ended July 31, 2008.
“We are thrilled to report that this year produced record revenues and earnings for the company,” says Thomas J. Stallings, CEO of EasyLink. “The acquisition of EasyLink Services Corporation exceeded our internal expectations as the combined team took advantage of available synergies more effectively than previously projected. The Company is now much more diverse in its product offerings, geographic coverage and customer base and is well positioned for the future.”
Highlights for the fourth quarter and year ended July 31, 2008 are as follows:
•	Total revenue for the fourth quarter was approximately $23.9 million with a gross profit margin of 71.5%. Total revenue for the year was approximately $92.1 million with a gross profit margin of 71.2%.
•	Revenue for the fourth quarter from On Demand Messaging, which includes faxing, production messaging, document capturing, and management and e-mail services, was approximately $11.6 million, representing 49% of total consolidated revenue and a 68.7% gross profit margin.

Revenue for the year from the On Demand Messaging segment was approximately $43.6 million, representing 47% of total consolidated revenue and a 67.8% gross profit margin.

•	Revenue for the fourth quarter from Supply Chain Messaging, which includes electronic data interchange (EDI) products and services and telex, was approximately $12.3 million, representing 51% of total consolidated revenue and a 74.2% gross profit margin.

Revenue for the year from the Supply Chain Messaging segment was approximately $48.5 million, representing 53% of total consolidated revenue and a 74.2% gross profit margin.
•	Net income for the fourth quarter was approximately $8.1 million. The Company recorded a tax benefit in the fourth quarter of approximately $6.8 million from the release of a portion of its deferred tax asset reserve to offset estimated future taxable income. Net income for the year end was approximately $16.3 million.

•	Adjusted EBIDTA was approximately $6.1 million for the fourth quarter and approximately $25.8 million for the year. EasyLink focuses on Adjusted EBITDA (EBITDA that includes non-cash compensation expense) as a measure of the Company’s performance, which it believes serves as a better measure of the Company’s performance than net income, because it excludes ongoing non-cash charges.
EasyLink provides adjusted EBITDA in this press release as additional information regarding its operating results. This measure is not in accordance with, or an alternative for, generally accepted accounting principles (GAAP), and may be different from non-GAAP EBITDA measures used by other companies. EasyLink believes that this presentation of adjusted EBITDA facilitates investors’ understanding of its historical operating trends because it provides an important supplemental measurement in evaluating the operating results of our business. This release should be read in conjunction with the Company’s Form 8-K earnings release filed with the Securities and Exchange Commission for the quarter ended July 31, 2008.
Investor Conference Call — Tuesday, October 21, 2008
The Company plans to hold a conference call on Tuesday, October 21, 2008 at 10:00 a.m. EDT to discuss its fourth quarter and fiscal year 2008 results in detail.
Dial-in number: (Toll Free US and Canada): 877-591-4954; (International): 719-325-4930
A replay of the call will also be available on the Company’s website, www.easylink.com, for forty-five days.
About EasyLink Services International Corporation
EasyLink Services International Corporation (EasyLink) (NasdaqCM: ESIC), headquartered in Norcross, GA, is uniquely positioned to deliver a variety of messaging services that range from simple web-based fax delivery for small businesses to sophisticated fax hosting, tailored corporate e-mail messaging, EDI business-to-business exchanges and specialized telex protocol transmissions for marine and finance industries. With over two decades of servicing customers around the globe, EasyLink has established a proven track record for providing effective, reliable and secure communications. For more information on EasyLink, visit www.easylink.com.
Forward-Looking and Cautionary Statements
Except for the historical information and discussion contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those indicated by such forward-looking statements. These and other risk factors are set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K, the Company’s quarterly reports on Form 10-Q and the Company’s other filings with the U.S. Securities and Exchange Commission. These filings are available on a website maintained by the Securities and Exchange Commission at www.sec.gov.

The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.
Contact:
The Investor Relations Group
212-825-3210
Investor Relations:
Rachel Colgate: rcolgate@investorrelationsgroup.com
Michael Crawford: mcrawford@investorrelationsgroup.com
or
Media Relations:
Susan Morgenbesser: smorgenbesser@investorrelationsgroup.com

EASYLINK SERVICES INTERNATIONAL CORPORATION
Consolidated Statements of Income
     (in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	July 31,		July 31,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(audited)

Service revenue	$23,925	$5,370	$92,161	$21,870

Cost of services	6,819	1,032	26,565	4,793

Gross Profit	17,106	4,338	65,596	17,077

Operating expenses:
Product development and enhancement	2,250	523	8,233	2,421
Selling and marketing	3,425	203	11,632	1,471
General and administrative	7,927	2,727	29,847	10,405

Operating income	3,504	885	15,884	2,780

Other income (expense):
Interest income (expense) ,net	(2,220)	4	(12,089)	178
Equity in Losses in Investment	—	—	(930)	—
Other income (expense)	(7)	—	996	(21)

Income before income taxes	1,277	889	3,861	2,937

(Benefit) provision for income taxes	(6,827)	(18)	(12,439)	201

Net income	8,104	907	16,300	2,736

Dividends on preferred stock	(50)	(50)	(200)	(284)
Extinguishment of dividends on retired preferred stock	—	—	—	200

Income attributable to common stockholders	$8,054	$857	$16,100	$2,652

EASYLINK SERVICES INTERNATIONAL CORPORATION
Consolidated Balance Sheets
     (in thousands)

	July 31,	July 31,
	2008	2007
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$32,091	$5,444
Accounts receivable, net	13,576	3,479
Other current assets	5,317	603

Total current assets	50,984	9,526

Property and equipment, net	8,552	944
Goodwill and other intangible assets, net	67,953	10,030
Other long term assets	4,036	14,918

Total assets	$131,525	$35,418

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$13,504	$1,768
Current portion of long term debt	7,052	10,000
Other current liabilities	1,862	801

Total current liabilities	22,418	12,569

Long term debt	47,497	—
Other liabilities	1,006	709

Stockholders’ Equity:
Preferred stock	(a )	(a	)
Common Stock	251	233
Additional paid-in capital	125,457	101,861
Treasury Stock	(303)	—
Accumulated other comprehensive loss	(1,063)	—
Accumulated deficit	(63,738)	(79,954)

Total liabilities and stockholders’ equity	$131,525	$35,418

(a)	less than 1,000

EASYLINK SERVICES INTERNATIONAL CORPORATION
Calculation of Adjusted Earnings before Interest, Taxes, Depreciation and Amortization
(unaudited, includes non-cash compensation)
(in thousands)

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2008	2007	2008	2007
Net Income	$8,104	$907	$16,300	$2,736
Interest	2,379	86	12,844	145
Taxes	(6,827)	(18)	(12,439)	201
Depreciation and amortization	2,152	434	8,457	1,952
Non-cash compensation	340	156	686	851

Adjusted EBITDA	$6,148	$1,565	$25,848	$5,885